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                                                                  EXHIBIT 17(a)


                                  MOSHER, INC.
                           PROXY FOR SPECIAL MEETING
                                 July __, 1997

          By signing this Proxy card, I hereby appoint each of Christopher T. Jones, Milton E. Eliot, and Charles C. Ryrie as Proxies to vote at the Special Meeting of Shareholders of Mosher, Inc. to be held in _____________________, Dallas, Texas 75235 on ____________, July __, 1997 at ________ a.m. Central
Time, and any adjournment or postponements thereof on matters which may properly come before the Special Meeting, in accordance with and as more fully described in the Notice of Meeting and the combined Proxy Statement and Prospectus, receipt of which is acknowledged. This Proxy is solicited on behalf of the Board of Directors.

          The Proxies will vote your shares in accordance with your directions on this card. If you do not indicate your choices on this card, the Proxies will vote your share FOR all proposals.

                  PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND
                     RETURN PROMPTLY IN ENCLOSED ENVELOPE.

          Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.



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     /x/  PLEASE MARK VOTES AS IN THIS EXAMPLE

          Please refer to the Combined Proxy Statement and Prospectus for a discussion of the proposal. IF NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE PROPOSAL. As to any other matters that may come before the Special Meeting, the proxies shall vote in accordance with their best judgement. THE DIRECTORS RECOMMEND A VOTE FOR THE FOLLOWING PROPOSAL.

          To approve an Agreement and Plan of Reorganization (the "Agreement") between Mosher, Inc. and AIM Funds Group, acting on behalf of AIM Municipal Bond Fund, one of its investment portfolios, and the consummation of the transactions contemplated thereby, including the liquidation and dissolution of Mosher, Inc. pursuant to a Complete Plan of Liquidation attached to the Agreement as an appendix.

                         For      Against      Abstain
                         / /        / /          / /

                                            Please sign



                                            -----------------------------------
                                            Signature



                                            -----------------------------------
                                            Signature (if jointly held)

                                            Dated:
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